UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 18, 2011

Morgan Stanley Smith Barney Spectrum Strategic L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26280	13-3782225
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC, 522 Fifth Avenue, 14th Floor, New York, NY		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 296-1999

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On August 18, 2011, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), notified DKR Fusion Management L.P. (“DKR”) that the Management Agreement dated as of March 1, 2010, and any amendments or revisions subsequently made thereto, among the Registrant, the General Partner and DKR (the “DKR Management Agreement”), pursuant to which DKR traded a portion of the Registrant’s assets in futures interests, will be terminated effective August 31, 2011.  Consequently, DKR shall cease all futures interest trading on behalf of the Registrant effective August 31, 2011.

No penalties have been incurred by any of the parties as a result of the termination of the DKR Management Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY SMITH BARNEY SPECTRUM STRATEGIC L.P.

Date: August 18, 2011	By:	Ceres Managed Futures LLC as General Partner
/s/ Walter Davis
Name: Walter Davis
Title: President